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                              RECORDStogo.com, Inc.

                             STOCKHOLDERS' AGREEMENT


         AGREEMENT, dated as of September 30, 1999, by and among TELTRAN INTERNATIONAL GROUP, LTD. ("Teltran"), a Delaware corporation with its principal address at One Penn Plaza, Suite 4632, New York, New York 10119, ANTRA GROUP HOLDINGS, INC., a Delaware corporation with its principal address at 1515 Locust Street, Philadelphia, Pennsylvania 19102 ("Antra"), and RECORDSTOGO.COM, Inc., a Delaware corporation with its principal address at One Penn Plaza, Suite 4632, New York, New York 10119 (the "Corporation"). Teltran and Antra may each be referred to herein as a "Stockholder" and sometimes collectively referred to herein as the "Stockholders."

                                  INTRODUCTION

         Teltran is in the telecommunications business and has created a web portal, and Antra is in the urban music business. The Corporation was formed on July 29, 1999 to serve as the corporate vehicle for a joint venture between the two Stockholders to sell various music and other entertainment products on the Internet. The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock, $.001 par value per share (the "Common Shares"), and 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Shares"; and with the Common Shares, sometimes collectively referred to herein as the "Shares"). Teltran and Antra each own fifty (50%) percent of the outstanding Common Shares. There are no Preferred Shares currently outstanding.

         The Stockholders believe that in order to promote their mutual interests and the interests of the Corporation, it is advisable to set forth herein certain understandings with respect to the future disposition of any Shares and the management of the business and affairs of the Corporation.

         Accordingly, in consideration of the foregoing and of the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


         1. Management and Internal Affairs.

         1.1 Contributions and Contributions of Services Capital by
Stockholders.

                  1.1.1 Initial Capital Contributions. As of the date of the execution and delivery of this Agreement, the parties have agreed to each contribute $255,000 to the Corporation as an initial capital contribution ("Initial Capital Contribution"), of which $12,500 will constitute payment for the Shares owned by each of them and will be paid in cash. In addition, as of the date

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         hereof, Teltran and Antra have each contributed the sum of $2,500 to the Corporation in the form of payment of the legal fee advance required in order to form and properly organize the Corporation. The Initial Capital Contribution of each Stockholder, minus the $12,500 cash payment for the Shares and the $2,500 already contributed to the Corporation in the form of payment of the legal advance, shall be paid in the form of a three-year promissory note made by each of them (together, the "Stockholder Notes") in the name of the Corporation, which Stockholder Notes shall each be in substantially the form to be agreed upon and to be annexed hereto as Exhibit A.

                  1.1.2 Budget and Plan of Operations. Not less often than annually, the Board (as such term is defined in subsection 1.2.1 below) shall cause to be prepared and shall approve a budget (the "Budget") for the Corporation, which sets forth the estimated receipts and expenditures of the Corporation for the period covered thereby, and a plan of operations (the "Plan") for the Corporation, which sets forth the projected business goals and methods of achieving such goals of the Corporation for the period covered thereby. The Board (as such term is defined in subsection 1.2.1 below) shall meet periodically to discuss the results of the business operations of the Corporation and to evaluate the Plan and the Budget, and may, as it deems in the best interest of the Corporation, update a Budget during a year as frequently as it wishes, in light of its evaluations of the business operations and Plan of the Corporation for such year. Concurrently with the execution and delivery of this Agreement, the Board (as such term is defined in subsection 1.2.1 below) has approved an initial Budget and Plan for the Corporation. Upon approval of a Budget (including any update thereof) and Plan for the Corporation, the officers of the Corporation shall adhere to the Plan and the Budget and are only authorized to expend funds and incur liabilities on behalf of the Corporation as therein set forth.

                  1.1.3 Additional Advances. The Stockholders shall make additional advances to or on behalf of the Corporation as required by the Budget. Additional advances shall be made equally by each of them.

                  1.1.4 No Other Capital Contributions. Except as set forth in subsection 1.1.3 above, the Stockholders shall not be obligated to make any additional capital contributions to the Corporation.


         1.2 Board of Directors.

                  1.2.1 The number of directors constituting the entire Board of Directors of the Corporation (the "Board") shall be two (2). Each Stockholder agrees during the term of this Agreement, to nominate and to vote their respective shares for one nominee designated by Teltran and one nominee designated by Antra. The initial designee of each Stockholder is as set forth on Schedule A annexed hereto.

                  1.2.2 The Stockholders may change any or all of their respective designees from time to time by notice to the other Stockholders, and the Stockholders agree to vote to elect or

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         appoint such new designees as Directors as set forth in such notice. In the event that any designee shall fail to continue to serve as a Director, the Stockholder appointing such designee shall have the right to designate a replacement for such Director, and the Stockholders agree to vote to elect or appoint such designee as a Director.

                  1.2.3 The right to designate Directors for election to the Board, shall remain in place for as long as the so empowered Stockholders remain Stockholders of the Company. Upon the cessation for any reason of a Stockholder's authority to designate a Director, those seats on the Board formerly controlled by such Stockholder shall be filled by election of the Stockholders without restriction in accordance with the relevant terms of the General Corporation Law of the State of Delaware.

         1.3 Quorum and Voting Requirements of the Board of Directors.

                  1.3.1 The presence in person or telephonically of all of the Directors shall be required for any meeting of the Board. The unanimous vote or written consent of all of the Directors shall be required for any action taken by the Board.

                  1.3.2 Actions taken by written consent shall have the same effect as actions voted on at meetings of the Board of Directors.

         1.4 Officers. The Stockholders agree to use their best efforts to secure the election and continuation in office at the person set forth in
Schedule 1.4.

         1.5 No Prohibition Against Other Business Ventures. Except as prohibited by the provisions of subsection 7.2 hereof, the Stockholders, as well as any persons or entities which own and/or control a Stockholder, may engage and hold interests in other business ventures of every kind and description for their own account. Neither the Corporation nor any of the Stockholders shall have any rights in or to such business ventures by virtue of the Stockholder (or a person owning or controlling such Stockholder) engaging in such venture being a Stockholder (or owning or controlling a Stockholder) of the Corporation.

         1.6 Responsibilities of the Stockholders. The Stockholders have each agreed to supply the Corporation with the following items or services. Except as expressly set forth in this subsection 1.6 and in subsection 1.1.3, a Stockholder shall have no other financial responsibility, liability or obligation to the Corporation.

                  1.6.1 Responsibilities of Teltran. Teltran, through its representatives will provide the Corporation with the services set forth in Schedules 1.6.1.

                  1.6.2 Responsibilities of Antra. Antra, through its representatives will provide the Corporation with services set forth in Schedules 1.6.2.

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                  1.6.3 Reimbursement by the Corporation. The parties
         acknowledge that the services to be provided to the Corporation by both of the Teltran Representative and the Antra Representative shall be an expense of the Corporation and the respective party shall be reimbursed therefor by the Corporation.

         1.7 Default by a Stockholder. In the event that a Stockholder defaults in the performance of any of its obligations contained in subsection 1.1.3 or
1.6 hereof (as the case may be), the non-defaulting Stockholder shall have the right to give the defaulting Stockholder a notice specifically setting forth the nature of such default and stating that the defaulting Stockholder shall have twenty (20) days within which to cure such default. If the default is not cured within such time, the non-defaulting Stockholder and the Corporation shall each have the following rights, options and remedies which shall be cumulative and may be exercised concurrently or independently in the sole and absolute discretion of the non-defaulting Stockholder:

                  1.7.1 The right to bring an action at law by or on behalf of the Corporation or the non-defaulting Stockholder in order to recover the amounts owed, if any, and any incidental or consequential damages arising from such default (including, without limitation, reasonable attorneys' fees and disbursements incurred by the Corporation or the non-defaulting Stockholder, as the case may be, in prosecuting any such action).

                  1.7.2 The non-defaulting Stockholder may advance any amount owed to the Corporation by the defaulting Stockholder. Such amount shall bear interest at the rate of interest provided for in the Stockholder Notes and shall be a joint and several obligation of the defaulting Stockholder and the Corporation. In addition, all distributions from the Corporation that would otherwise be made to the defaulting Stockholder (whether before or after liquidation of the Corporation) shall, instead, be paid to the non-defaulting Stockholder, or retained by the Corporation to the extent it made any payments to the non-defaulting Stockholder, until such amount and all interest accrued thereon has been repaid in full.

                  1.7.3 For purposes of voting or giving any consents or approvals under any provisions of this Agreement, the right to deny the defaulting Stockholder any of its voting, consent or approval rights under this Agreement.

                  1.7.4 The option to purchase all of the Shares of the defaulting Stockholder shall be at purchase price and pursuant to terms set forth in Schedules 1.74.


         2. General Transfer Restrictions.

         2.1 Prohibition of Transfers. Neither Stockholder shall sell, assign, pledge, hypothecate or otherwise alienate, encumber or otherwise dispose of, in any manner, whether or not for consideration (hereinafter referred to as a "Transfer"), any of the Shares, except as expressly permitted by the terms of this Agreement. Any attempted issue or Transfer of Shares or other

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securities of the Corporation in violation of this Agreement shall not be recognized and shall be deemed void ab initio. The foregoing provisions shall not, however, apply to any sale by a Stockholder in connection with the sale of all such Stockholder's assets to an entity or person not a party to this Agreement or to a wholly owned subsidiary of such Stockholder, provided such purchasing party agrees in writing to be bound by the terms and conditions hereof.

         2.2 General Conditions Upon Waiver of Prohibition. In addition to and not in limitation of any of the foregoing restrictions and conditions, but except as otherwise herein provided, no Shares shall hereafter be issued or transferred unless (i) such transaction is in compliance with all applicable Federal and state securities laws as counsel of the Corporation shall determine, and (ii) any certificate issued at any time representing any of the Shares shall have an endorsement written, printed or stamped upon the face thereof which reflects the foregoing and the fact that such Shares are subject to the terms, conditions and restrictions of this Agreement.

         3. Rights of First Refusal.

         3.1 Right of First Refusal Generally. If at any time, or from time to time, a Stockholder receives a bona fide offer from a person or entity not a party to this Agreement (an "Offeror") to purchase all of its Shares (the "Third Party Offer"), prior to the acceptance thereof, such Stockholder (the "Offering Stockholder") shall give notice thereof to the other Stockholder in accordance with the terms of this Section. Such notice (the "Offering Notice") shall contain a copy of the Third Party Offer, including, but not limited to, the name and address of the Offeror and the price at which and terms upon which such Shares (the "Offered Shares") are proposed to be transferred. The Offering Notice shall be deemed to be an offer by the Offering Stockholder to sell all Offered Shares to the other Stockholders in accordance with the terms of the Offering Notice and subject to the terms of this Agreement. The Stockholders receiving the Offering Notice shall have the following options to accept such offer:

                  3.1.1 The Offered Shares first shall be offered to the other Stockholder, who shall have thirty (30) days in which to accept all or any part of the Offered Shares at the purchase price and other terms and conditions set forth in the Third Party Offer.

                  3.1.2 If any of the Offered Shares offered pursuant to the foregoing offer are not accepted, the remaining Offered Shares shall be offered to the Corporation, which shall have thirty (30) days in which to accept any or any part of such Offered Shares at the purchase price and other terms and conditions set forth in the Third Party Offer.

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                  3.1.3 All acceptances of Offered Shares shall be effected by notice (the "Acceptance Notice") given to the Offering Stockholder within the applicable time limits hereinabove specified.

                  3.1.4 If all of the Offered Shares are not accepted pursuant to the foregoing clauses of this subsection 3.1 then all, but not less than all, of the remaining Offered Shares may be transferred by the Offering Stockholder, at any time within thirty (30) days after the last Acceptance Notice was permitted to have been given, to the Offeror named in the Offering Notice at the price and upon the other terms and conditions set forth in the Offering Notice; provided, however, that the Offering Stockholder is able to certify and certifies to the other parties hereto that the transfer of the Offered Shares is to the Offeror named in the Offering Notice and pursuant to the terms and conditions set forth in the Offering Notice.

                  3.1.5 Irrespective of the provisions of this Agreement, Teltran or Antra, at any time, may buy any or all or the Shares owned by the other at such price and upon such terms as they may agree.

                  3.1.6 The offer made in any Offering Notice shall be deemed to be a firm non-withdrawable offer for the applicable periods hereinabove provided.

                  3.1.7 Except as otherwise expressly provided in this Agreement, the closing, price and other terms and conditions of a Transfer made pursuant to any of the provisions of this subsection 3.1 shall be as provided in Section 5 hereof.

                  3.1.8 The Offering Stockholder transferring all of its Shares pursuant to this subsection 3.1 shall cause its designee to the Board of Directors and any officers nominated thereby to tender his resignation from all such positions simultaneously with the closing of the transfer of its Shares, and the other parties hereto shall forthwith do all acts necessary to modify all applicable documents filed by the Corporation with various regulatory authorities.

                  3.1.9 During any period beginning on the giving of an Offering Notice and ending upon the closing of the Transfer of any Shares offered thereunder, such Shares shall not be voted and the holder thereof shall not exercise any of the rights attendant to ownership thereof.

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         4. Bankruptcy of a Stockholder.

         4.1 Affected Stockholder. Anything in this Agreement to the contrary notwithstanding, if any Stockholder becomes bankrupt or its Shares become subject to attachment (a "Triggering Event"), then neither such Stockholder (an "Affected Stockholder") nor its trustee or transferee (a "Legal Substitute") shall be entitled thereafter to be offered or to purchase any Shares pursuant to any of the provisions of this Agreement, and such Stockholder's interests shall be disregarded for all such purposes hereof; provided, however, that such Stockholder or its Legal Substitute, in such an event, shall be bound, with respect to such Shares, to all of the restrictions and obligations imposed under this Agreement. Notice of the bankruptcy or attachment of the Affected Stockholder (the "Triggering Event Notice") shall be given promptly after its occurrence (which shall be within ten (10) days of any event constituting bankruptcy) by the Affected Stockholder to the Corporation and to the other Stockholder.

         4.2 Call Privilege. Irrespective of the provisions of subsection 2.2 hereof, a Triggering Event Notice shall constitute the granting of an option to purchase all of the Affected Stockholder's Shares (hereinafter referred to as a "Call") at a purchase price determined in accordance with subsection 4.3 below, which Call shall be available to and may be exercised by the other Stockholder and/or the Corporation in the same proportions, order of priorities and manner, within the same time limits and subject to the same general conditions as provided for a right of first refusal in subsection 3.1 hereof, except that (i) any or all of the Affected Shares may be purchased pursuant thereto, and (ii) the terms "Affected Stockholder" and "Triggering Event Notice" shall be substituted for the terms "Offering Stockholder" and "Offering Notice", respectively, as used therein.

         4.3 Valuation. If at any time a Stockholder is deemed to have offered to sell its Shares pursuant to this Section 4 without having received a valid Third Party Offer valuing the Shares, the initial purchase price of the Offered Shares shall be the "Net Book Value" per Share. "Net Book Value" of a Share shall mean the per share book value of the Corporation as of the last day of the calendar month immediately preceding the date upon which the Corporation receives notice of the bankruptcy or? of the Affected Stockholder, as determined in accordance with generally accepted accounting principles applied on a basis consistent with prior periods by the Corporation's regularly employed certified public accountants.

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         5. General Conditions to Purchase.

         5.1 Corporate Repurchase. In the case of any repurchase of Shares required to be made by the Corporation pursuant to any of the provisions hereof, the Stockholders shall do all things (including, but not limited to, the casting of their votes) appropriate and necessary to cause the Corporation to effect such repurchase, but the Stockholders shall not be required to contribute additional capital to the Corporation or lend it funds. In the event that the Corporation's funds legally available for the repurchase of such Shares are insufficient to pay the full purchase price due therefor, as and when it becomes due (or at such sooner date as is required by applicable laws), and such obligation is not assumed by the Stockholders under such terms as they shall agree among themselves, then the Corporation and the Stockholders shall promptly take all action necessary to reduce the stated capital of the Corporation to the extent required to make funds available for said purpose; and if such funds cannot be made available as a result thereof within the time specified, the, within sixty (60) days thereafter, the Stockholders shall vote their Shares so as to cause the immediate dissolution and liquidation of the Corporation and shall take all other necessary action to promptly liquidate the Corporation including the filing of an appropriate Certificate of Dissolution.

         5.2 Closing and Payment.

                  5.2.1 Except as otherwise provided herein, the closing of any purchase by the Corporation and/or a Stockholder pursuant to this Agreement shall take place on the "Closing Date" at the offices of Parker Duryee Rosoff & Haft, P.C., 529 Fifth Avenue, 8th Floor, New York, New York, 10017. The Closing Date shall be the first business day following the thirtieth calendar day after the last Acceptance Notice is given.

                  5.2.2 At such closing, and except as otherwise provided herein:

                        (i) The selling Stockholder (or his or its Legal Substitute) shall deliver to the purchasing party certificates representing the Shares to be purchased, duly endorsed, free and clear of all liens, claims or encumbrances, with evidence of payment of all transfer taxes and fees, if any.

                        (ii) The purchasing party shall deliver:

                             (A) A down-payment (by certified or bank cashier's check) in an amount equal to (x) in the case of a sale pursuant to the terms of subsection 3.1 hereof, the down-payment required by the terms of the Third Party Offer; or (y) in the case of a sale pursuant to
         Section 4 hereof, thirty (30%) percent of the purchase price determined in accordance with subsection 4.3 hereof.

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                             (B) A promissory note, in negotiable form, in the
         principal amount of the remainder of the price stated in the Offering Notice or the purchase price determined in accordance with subsection
         4.3 hereof, as the case may be, bearing interest at the prime rate per annum in effect from time to time at a bank to be designated in New York, New York, but in no event higher than the highest applicable rate permitted by law. Such Note shall be payable in two equal six-month installments of principal together with all interest accrued thereon to the date of such payment, the first such payment to be due and payable six (6) months following the Closing Date. Such Note shall be collateralized by a pledge to the selling Stockholder or his or its Legal Substitute of the purchased Shares and of the Shares held by the purchasing Stockholder, or if the Corporation is the purchaser by a lien on all of the assets of the Corporation.

                             (C) The Corporation and all Stockholders and their Legal Substitutes shall do all things necessary and appropriate to consummate such closing.


         6. Books of Account.

         Books and records of account of the Corporation shall be maintained at its principal office, and true and accurate entries of all transactions had by and on behalf of the Corporation shall be set down therein. Such books and records, accounts and all other documents of the Corporation, at all times during normal business hours, shall be open to the inspection of the Stockholders and their authorized designees, who shall be entitled to make copies therefrom and to take extracts thereof. Notwithstanding whether any of the parties hereto remains a Stockholder, all such records and books of account, together with all files and documents prepared on behalf of the Corporation, shall remain in the exclusive possession of the Corporation.

         7. Covenants of Stockholders.

         7.1 Confidentiality. Each Stockholder agrees that it shall not, during the term of this Agreement or at any time thereafter, use for its own benefit, nor divulge, furnish or make accessible to anyone (otherwise than in the regular course of the business of the Corporation) any confidential or secret knowledge or information with respect to the business of the Corporation.

         7.2 Non-Competition. Each Stockholder agrees that it shall not, while it is a Stockholder, compete with the Corporation with respect to the sale of music products on the Internet in any business then conducted or under development by the Corporation, directly or indirectly, nor shall it be, directly or indirectly, a partner or stockholder of any proprietorship, partnership or corporation which so competes with the Corporation. Notwithstanding the foregoing restrictions, the parties acknowledge that Teltran, through its web portal, provides Internet access to entities who are engaged in the business of Internet music sales and they hereby agree that such activity does not and shall not constitute a breach of this subsection 7.2.

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         7.3 Non-Solicitation. Each Stockholder agrees that, for so long as it is a Stockholder of any of the Corporation and for a period of one (1) year thereafter, it shall not directly or indirectly, (i) seek to persuade any director, officer, employee or consultant of any of the Corporation to discontinue that individual's status of employment by, or affiliation with, the Corporation, (ii) solicit or hire, or cause to be solicited or hired, any such officer, employee or consultant whether on its own behalf or on the behalf of any third party; or (iii) solicit any client of the Corporation or solicit any business which was being solicited by the Corporation or was under contract with the Corporation during the period in which it was a Stockholder of the Corporation.

         7.4 Investment. Nothing in this Agreement shall preclude a Stockholder from investing its corporate assets in securities of any corporation or other business entity which is engaged in a business competitive with the Corporation, if such securities are regularly traded on a national stock exchange or over-the-counter and if such purchase shall not result in its holding beneficially, at any time, more than two (2%) percent of the equity securities of such competitor.

         7.5 Equitable remedies. The parties hereto agree that the remedy at law for any breach of this Section 7 shall be inadequate and that, in the event of any such breach, the non-breaching parties shall be authorized and entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief, as well as an equitable accounting of all profits or benefits arising from such breach, which rights and remedies shall be cumulative and in addition to any other rights and remedies to which the non-breaching parties may be entitled. The provisions of this subsection 7.5 shall be enforceable notwithstanding the existence of any claim or cause of action of the breaching party against any of the non-breaching parties, whether predicated on this Agreement or otherwise.

         8. Obligations of the Corporation; Conflict with By-Laws. The parties hereto agree that all of the terms, covenants and conditions of this Agreement shall supplement the By-Laws of the Corporation, and, in the event of conflict therewith, shall prevail. The Corporation shall not be deemed a party to, nor be directly obligated with respect to, any of the voting, consent or approval provisions hereof; provided, however, that nothing in this Section 8 or elsewhere set forth shall affect the rights and obligations of the Stockholders among themselves under any of the provisions of this Agreement. Wherever in any section of this Agreement reference is made to any action to be taken or not be taken by the Corporation or otherwise or in accordance with specified procedures, such reference shall be deemed to mean that the Stockholders shall cast their votes and take such other action as reasonably may be necessary or desirable or otherwise appropriate to cause the Corporation to take or not to take such action or otherwise to effectuate such provisions and in accordance with the procedures therein specified.

         9. Binding Agreement; Assignment; Survival.

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         Except to the extent otherwise expressly provided herein, this
Agreement shall be binding upon the present and future parties hereto, their respective successors, assigns, heirs, legatees and Legal Substitutes and all persons and other entities who otherwise may derive any rights or interests hereunder from or through any of the parties hereto, regardless, in any event, of whether any certificate representing shares of Common Stock bears the legend provided for in subsection 2.3 hereof. Except to the extent otherwise expressly provided herein, this Agreement shall inure to the benefit of the present and future parties hereto, their respective heirs and legatees and, to the extent that a transfer of their shares of Common Stock is effected pursuant to the provisions of this Agreement, their assigns. All agreements, covenants, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the agreements made pursuant hereto or referred to herein.

         10. Communications.

         All notices, demands, requests, offers, approvals, consents, acceptances, waivers, reports and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given, received and dated when delivered personally or, if sent by overnight courier, three days after being deposited with such courier addressed to the parties at their addresses respectively set forth above or at such other address as any party may give by notice. Any party may change its address by sending notice thereof to the other parties in the manner prescribed above, except that notice of change of address shall not be effective until actually received.

         11. Construction; Headings; Word Meanings.

         This Agreement, and all related agreements, instruments and documents, shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws. Headings and titles are for convenience of reference only and shall not control the construction or interpretation of any provision hereof.

         12. Choice of Forum.

         All disputes that may arise under this Agreement shall be submitted to hearing in the Courts of the State of New York, County of New York and the parties hereto irrevocable waive any defenses or claims as to improper jurisdiction, inconvenient forum and improper venue with regard to such courts.

         13. No Third Party Beneficiaries.

         Nothing in this Agreement shall be construed as conferring upon any person or other entity, other than the parties hereto and their Legal Substitutes (to the extent provided herein), any right, remedy or claim under or by reason of this Agreement.

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         14. Entire Agreement; Modification; Consents; Waivers.

         This Agreement and the agreements and instruments referred to herein represent the entire agreement of the parties with respect to the subject matter hereof and no interpretation, change, termination or waiver of or extension of time for performance under, any provision of the Agreement shall be binding upon any party unless in writing and signed by the party intended to be bound thereby. Any provision of this Agreement can be modified if consented to by all of the parties hereto. Receipt by any party of money or other consideration due under this Agreement, with or without knowledge of breach, shall not constitute a waiver of such breach or of any provision of this Agreement. Except as otherwise provided herein, no waiver of or other failure to exercise any right under, or default or extension of time for performance under, any of the provisions of this Agreement shall affect the right of any party to exercise any subsequent right under or otherwise enforce said provision or any other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar. Without limitation to the generality of the foregoing and except as otherwise provided herein, the failure of any party to exercise any right of first refusal or any Put or Call hereunder (hereinafter collectively referred to as "said rights") shall not in any way constitute a waiver of or otherwise affect such party's right to exercise any of the other said rights or to exercise any subsequent said rights to which such party may otherwise be entitled hereunder.

         15. Severability.

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect any of the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement of RECORDSTOGO.COM Inc. as of September 30, 1999.



                                    TELTRAN INTERNATIONAL GROUP, LTD.


                                    By: _____________________________________
                                          Name:
                                          Title:



                                    ANTRA GROUP HOLDINGS, INC.


                                    By: _____________________________________
                                          Name:
                                          Title:




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                                                                       EXHIBIT A



                            Form of Stockholder Notes

                                [To Be Attached]




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                                                                      SCHEDULE A


                   INITIAL DESIGNEES TO THE BOARD OF DIRECTORS



                Teltran Designee        -        James E. Tubbs

                Antra Designee          -        Joseph Marone



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